Exhibit 99.1

Sonendo, Inc. Announces Receipt of Notice of Non-Compliance with NYSE Trading Share Price Listing Rule

October 2, 2023

LAGUNA HILLS, Calif.--(BUSINESS WIRE)--Sonendo, Inc. (NYSE: SONX) (“Sonendo” or the “Company”), a leading dental technology company and developer of the GentleWave® System, today announced that on September 28, 2023, it received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with applicable price criteria in the NYSE’s continued listing standard set forth in the NYSE Listed Company Manual because the average closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), was less than $1.00 per share over a consecutive 30 trading-day period. The Notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

The Company intends to respond to the NYSE within 10 business days of receipt of the Notice of its intent to cure the deficiency. In accordance with NYSE rules, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement. The Company may regain compliance at any time within the six-month cure period if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Common Stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards. The receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. Sonendo is also the parent company of TDO Software, the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

For more information on Sonendo, visit www.sonendo.com. For more information on the GentleWave System, visit www.gentlewave.com/doctor.

Forward-Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s ability to maintain the listing of its Common Stock on the NYSE and the Company’s anticipated business and financial performance. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Contact:

Greg Chodaczek

Gilmartin Group

ir@sonendo.com